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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-100940 on Form S-1 of Digital Angel Corporation of our report dated May 9, 2002, except for Notes 1, 2 and 18 which are as of October 28, 2002, relating to the financial statements, which appear in such Registration Statement. We also consent to the reference to us under the headings "Summary Financial Data", "Selected Financial Data", and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
St. Louis, Missouri
November 27, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS